Exhibit V

JOINT FILING AND SOLICITATION AGREEMENT

WHEREAS, certain of the undersigned are stockholders, direct or beneficial, of New Frontier Media, Inc., a Colorado corporation (“NOOF”); and

WHEREAS, Longkloof Limited, a Jersey limited liability company (“Longkloof”), Mile End Limited, a British Virgin Islands limited liability company (“Mile End”), Hosken Consolidated Investments Limited (“HCI”), a South African corporation, Sabido Investments (Pty) Ltd., a South African limited liability company (“Sabido”), Marcel Golding (together with Longkloof, Mile End, HCI and Sabido, the “Longkloof Parties”), Eric Doctorow, Mahomed Khalik Ismail Sherrif, Willem Deon Nel and Barbara Wall wish to form a group for the purpose of soliciting proxies or written consents to elect Eric Doctorow, Mahomed Khalik Ismail Sherrif, Willem Deon Nel and Barbara Wall, or any other person designated by the undersigned, as directors of NOOF and taking all other action necessary or advisable to achieve the foregoing.

NOW, IT IS AGREED, this 25th day of April, 2012, by the parties hereto:

1.          In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of the undersigned (collectively, the “Group”) agrees to the joint filing on behalf of each of them of statements on Schedule 13D and any amendments thereto with respect to the securities of NOOF.  Each member of the Group shall be responsible for the accuracy and completeness of his/her/its own disclosure therein, and is not responsible for the accuracy and completeness of the information concerning the other members, unless such member knows or has reason to know that such information is inaccurate.

2.          So long as this agreement is in effect, each of the undersigned shall provide written notice to Stroock & Stroock & Lavan LLP (“Stroock”) of (i) any of their purchases or sales of securities of NOOF; or (ii) any securities of NOOF over which they acquire or dispose of beneficial ownership.  Notice shall be given no later than 24 hours after each such transaction.

3.          Each of the undersigned agrees to form the Group for the purpose of (i) soliciting proxies or written consents to elect Eric Doctorow, Mahomed Khalik Ismail Sherrif, Willem Deon Nel and Barbara Wall or any other person nominated by Longkloof as directors of NOOF, (ii) taking such other actions as the parties deem advisable and (iii) taking all other action necessary or advisable to achieve the foregoing (the “Solicitation”).

4.          Each of the undersigned hereby constitutes and appoints Longkloof Limited, Mile End Limited, Marcel Golding and Mark Rosin, or any of them, the undersigned’s true and lawful attorney-in-fact to take any and all action in connection with (i) the undersigned’s beneficial ownership of, or participation in a group with respect to, securities of NOOF directly or indirectly beneficially owned by the Longkloof Parties or any of their affiliates and (ii) the Solicitation. Such action shall include, but not be limited to:

a.	executing for and on behalf of the undersigned any Schedule 13D, and amendments thereto, filed by the Group that are required to be filed under Section 13(d) of the Exchange Act and the rules thereunder in connection with the undersigned’s beneficial ownership of, or participation in a group with respect to, securities of NOOF or the Solicitation;

b.	executing for and on behalf of the undersigned all Forms 3, 4 and 5 required to be filed under Section 16(a) of the Exchange Act and the rules thereunder in connection with the undersigned’s beneficial ownership of, or participation in a group with respect to, securities of NOOF or the Solicitation;

c.	executing for and on behalf of the undersigned any other joint filing and solicitation agreements or similar documents pursuant to which the undersigned shall agree to be a member of the Group;

d.	performing any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such document, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

e.	taking any other action of any type whatsoever in connection with the Solicitation, including entering into any settlement agreement, that in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grant to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitutes, shall lawfully do or cause to be done by virtue of this Clause 4 and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned’s responsibilities to comply with Section 13(d), Section 16 or Section 14 of the Exchange Act.

This Clause 4 shall remain in full force and effect until the undersigned is no longer a member of the Group unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

5.          Longkloof agrees to bear all expenses incurred in connection with the Group’s activities, including expenses incurred by any of the parties in the Solicitation.  Notwithstanding the foregoing, Longkloof shall not be required to reimburse any party for (i) out-of-pocket expenses  incurred by a party in the aggregate in excess of $250 without Longkloof’s prior written approval; (ii) the value of the time of any party; (iii) legal fees incurred without Longkloof’s prior written approval; or (iv) the costs of any counsel, other than Stroock, employed in connection with any pending or threatened litigation without Longkloof’s prior written approval.

6.          The relationship of the parties hereto shall be limited to carrying on the business of the Group in accordance with the terms of this Agreement.  Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described herein.  Nothing herein shall be construed to authorize any party to act as an agent for any other party, or to create a joint venture or partnership, or to constitute an indemnification.  Nothing herein shall restrict any party’s right to purchase or sell securities of NOOF, as he/she/it deems appropriate, in his/her/its sole discretion, provided that all such sales are made in compliance with all applicable securities laws.

7.          Each of the undersigned agrees that any Securities and Exchange Commission filing, press release or shareholder communication proposed to be made or issued by the Group or any member of the Group in connection with the Group’s activities set forth in Section 4 shall be first approved by Longkloof or its representatives.

8.          This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument, which may be sufficiently evidenced by one counterpart.

9.          This Agreement shall be governed by the laws of the State of New York, without regard to the principles of the conflicts of laws thereof. In the event of any dispute arising out of the provisions of this Agreement, the parties hereto consent and submit to the exclusive jurisdiction of the Federal and State Courts in the State of New York.

10.         Any party hereto may terminate his obligations under this Agreement at any time on 24 hours’ written notice to all other parties, with a copy by fax to Christopher Doyle at Stroock, Fax Nos. (212) 806-2641.

11.         Each party acknowledges that Stroock shall act as counsel for both the Group and the Longkloof Parties.

12.         Each of the undersigned hereby agrees that this Agreement shall be filed as an exhibit to a Schedule 13D pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the 25th day of April, 2012.

LONGKLOOF LIMITED,
a Jersey limited liability company

By:	Beaumont (Directors) Limited
a Jersey incorporated entity, corporate director

By:	/s/ Cora Binchy
	Name:	Cora Binchy
	Title:	Director of the corporate director

By:	/s/ Karen Oliver
	Name:	Karen Oliver
	Title:	Director of the corporate director

MILE END LIMITED,
a British Virgin Islands limited liability company

By:	Chaumont (Directors) Limited
a British Virgin Islands company, corporate director

By:	/s/ Karen Oliver
	Name:	Karen Oliver
	Title:	Director of the corporate director

By:	/s/ Cora Binchy
	Name:	Cora Binchy
	Title:	Director of the corporate director

HOSKEN CONSOLIDATED INVESTMENTS LIMITED,
a South African corporation

By:	/s/ Marcel Golding
	Name:	Marcel Golding
	Title:	Executive Chairman

SABIDO INVESTMENTS (PTY) LTD.,
a South African limited liability company

By:	/s/ Marcel Golding
	Name:	Marcel Golding
	Title:	Chief Executive Officer

/s/ Marcel Golding
MARCEL GOLDING

/s/ Eric Doctorow
ERIC DOCTOROW

/s/ Mahomed Khalik Ismail Sherrif
MAHOMED KHALIK ISMAIL SHERRIF

/s/ Willem Deon Nel
WILLEM DEON NEL

/s/ Barbara Wall
BARBARA WALL